Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Integrity Implants Inc.

Palm Beach Gardens, FL

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2022, relating to the financial statements of Integrity Implants Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Miami, Florida

February 14, 2022